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                                                                    EXHIBIT 4(1)

   COMMON STOCK                                              COMMON STOCK

      PAR VALUE $.10                                    PAR VALUE $.10



 THIS CERTIFICATE IS TRANSFERABLE                           CUSIP 370021 10 7
 IN THE CITIES OF MINNEAPOLIS, MN         See Reverse for Certain Definitions
       AND NEW YORK, N.Y.


                        GENERAL GROWTH PROPERTIES, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

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  THIS CERTIFIES THAT







  IS THE OWNER OF
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          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

General Growth Properties, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate property enclosed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
    Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


DATED:

COUTERSIGNED AND REGISTERED:
NORWEST BANK MINNESOTA, N.A.             ------------------------------------
TRANSFER AGENT                           CHAIRMAN AND CHIEF EXECUTIVE OFFICER
AND REGISTRAR,

BY
                                         ------------------------------------
AUTHORIZED SIGNATURE                                   SECRETARY

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This certificate also evidences and entitles the holder hereof to certain
Rights as set forth in a Rights Agreement between General Growth Properties, Inc. and Norwest Bank Minnesota, N.A., as Rights Agent, dated as of November 18, 1998 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of General Growth Properties, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. General Growth Properties, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights that are or were acquired or beneficially owned by Acquiring Persons (as defined in the Rights Agreement) may become null and void.

                        GENERAL GROWTH PROPERTIES, INC.

          The shares of Equity Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may (1) Beneficially Own or Constructively Own shares of
    Equity Stock in excess of 7.5% (or such other percentage as may be determined by the Board of Directors of the Corporation) of the value of the outstanding Equity Stock of the Corporation unless such Person is an Existing Holder (in which case the Existing Holder Limit shall be applicable); or (2) Beneficially Own Equity Stock which would result in the Corporation being "closely held" under Section 856(h) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing. If the restrictions above are violated, the shares of Equity Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings defined in the Corporation's Amended and Restated Certificate of Incorporation, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.


          The Corporation will furnish to any shareholder upon request and without charge a statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series. Such requests may be made to the Secretary of the Corporation.

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

    TEN COM - as tenants in common    UNIF TRAN MIN ACT-       Custodian
                                                        -------         -------
                                                        (Cust)          (Minor)

    TEN ENT - as tenants by the entireties              under Uniform Transfer
                                                        to Minors

    JT TEN -  as joint tenants with right                 Act
              of survivorship and not as                     ------------------
              tenants in common                                  (State)

     Additional abbreviations may also be used though not in the above list

    For value received,            hereby sell, assign and transfer unto
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     PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE
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   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE

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                                                                     shares
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    of common stock represented by the within Certificate and do hereby irrevocably constitute and appoint

                                                                   Attorney
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    to transfer the said stock on the books of the with-in named Company with full power of substitution the premises.


    Dated                              Signature
                                                ---------------------------

                                       Signature
                                                ---------------------------

    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatever.

    SIGNATURE GUARANTEED: